Exhibit 10.4

PROMISSORY NOTE

Brookline, Massachusetts __________, 2020

FOR VALUE RECEIVED, the undersigned, CANADIAN AMERICAN STANDARD HEMP INC., a Delaware corporation with an office located at 11 Royal Road, Brookline, MA 02445 (the "Maker"), hereby promises to pay to the order of THOM KIDRIN, an individual with an address located 11 Royal Road, Brookline, MA 02445 (the "Holder"), the principal sum of ________________________________ DOLLARS ($__________) (the "Principal Amount") or so much thereof as shall not have been repaid prior thereto, on [five years from the date hereof] (the "Maturity Date"), together with interest on the unpaid Principal Amount from time to time outstanding from date hereof until the date on which this Note is paid in full, at the rate set forth below.

INTEREST

Interest on the unpaid Principal Amount shall be due and payable on the Maturity Date. This Note shall bear interest at a rate per annum equal to seven percent (7.0%). Interest shall be calculated on the basis of a 360-day year for actual days elapsed. In no event shall the interest rate applicable at any time to this Note exceed the maximum rate permitted by law.

The principal of and the interest on this Note shall be payable in lawful money of the United States of America at the address of the Holder set forth above. Any payment which is required to be made on a day which is a legal holiday for banking institutions generally, at the place where payment is to be made, shall be made on the next succeeding day which is not a legal holiday without additional interest and with the same force and effect as if made on the date specified herein for such payment. The Maker may, at its option, prepay this Note, in whole or in part, without the written consent of the Holder, without premium or penalty, provided that any such prepayment shall include all accrued but unpaid interest on the Principal Amount being prepaid.

CONVERSION

The Holder may, at any time prior to payment hereof, convert into the Maker’s common stock, par value $0.001 per share (the “Common Stock”), the then outstanding Principal Amount of this Note (and any accrued interest) at the Conversion Rate (as defined below) per each One Dollar ($1.00) of such then outstanding Principal Amount due on this Note. The initial Conversion Rate shall be $0.50. In the event the Maker implements a forward or reverse split of its Common Stock or enters into a fundamental transaction (e.g. merger), the Conversion Rate shall be adjusted accordingly.

To convert this Note, the Holder must surrender same at the office of the Maker, together with a written notice of conversion. This conversion right may only be exercised by the Holder. The Maker agrees at all times to reserve and hold available a sufficient number of shares of Common Stock to cover the number of shares of Common Stock issuable upon conversion of this Note.

If the Maker is recapitalized (including a reverse of forward split of its shares), consolidated with or merged into any other entity, or sells or conveys to any other entity all or substantially all of its assets, provision shall be made as part of the terms of the recapitalization, consolidation, merger or

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conveyance so that the holder of this Note may receive, in lieu of the Common Stock otherwise issuable upon conversion of this Note the same kind and amount of securities or other property as may be distributable upon the recapitalization, consolidation, merger or conveyance with respect to the Common Stock the Maker would have received had the Note been converted into Common Stock immediately prior to such recapitalization, consolidation, merger or conveyance.

DEFAULT

Upon the occurrence of any of the following (each, an "Event of Default"), other than the Events of Default referred to in clause (d) below, the Holder may declare by notice to the Maker any and all obligations of the Maker under this Note to be immediately due and payable, and in the case of any Event of Default referred to in clause (d) below, any and all obligations of the Maker under this Note shall automatically become due and payable immediately without notice or demand:

(a)       any default in payment of any principal or interest due (whether at stated maturity, by acceleration or otherwise) under this Note;

(b)       any default in the performance of any obligation, agreement or covenant of the Maker made in this Note (other than the Maker’s obligation to pay principal and interest when due hereunder) that is not cured within 30 days of receipt of notice thereof from the Holder;

(c)       any default in payment of principal or interest due (whether at stated maturity, by acceleration or otherwise) under any other indebtedness of the Maker for money borrowed that remains uncured at the expiration of any applicable grace period; or

(d)       commencement by or against the Maker of any case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Maker, or seeking to adjudicate the Maker a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Maker or any of his debts, or seeking appointment of a receiver, trustee, custodian or other similar official for the Maker or for all or any substantial part of its assets, or a general assignment by the Maker for the benefit of his creditors, or commencement against the Maker of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of the Maker which results in the entry of an order for any such relief, or the Maker's taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this clause (d), or the Maker's inability, or admitting in writing his inability, to pay his debts as they become due, or generally not paying its debts as they become due.

MISCELLANEOUS

So long as this Note shall be outstanding if the Maker shall propose to (i) pay any dividend or make any distribution upon the Common Stock, or (ii) offer to the holders of Common Stock for subscription or purchase by them any shares of any class of its capital stock or other securities, or (iii) enter into any capital reorganization or reclassification of its capital stock, or merge or consolidate with or into another person or entity, or sell, assign, lease or otherwise transfer its property and assets substantially as an entirety to another person or entity, or (iv) shall voluntary or involuntary dissolve, liquidate or wind up, then, in any such case, the Maker shall give to the

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Holder at least 15 days prior to the date specified in clause (a) or (b) below, as the case may be, a notice setting forth a brief description of the proposed action and stating the date on which (a) a record is to be taken for the purpose of such dividend, distribution or offer, or (b) such reorganization, reclassification, merger, consolidation, transfer, dissolution, liquidation or winding up is to become effective and the date, if any is to be fixed, as of which the holders of Common Stock or other securities of the Maker shall receive cash or securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, transfer, dissolution, liquidation or winding up. In the event of a transaction of the nature described in (b), the Maker shall ensure that this Note survives such transaction and is adjusted in an equitable manner consistent with other debt and equity holders of the Maker.

The Maker hereby waives presentment, notice of dishonor, protest and notice of protest, and any and all other notices or demands (other than demand for payment) in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note. The liability of the Maker hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Holder, including, without limitation, any extension of time, renewal, waiver or other modification. Any failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Holder may accept late payments, or partial payments, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note or consent to any departure by the Maker therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed wholly within that state. If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.

This Note and the rights and obligations set forth herein shall not be assigned by the Holder without the prior written consent of the Maker.

EACH OF THE HOLDER (BY HIS ACCEPTANCE OF THIS NOTE) AND THE MAKER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK COUNTY, NEW YORK. EACH OF THE HOLDER (BY HIS ACCEPTANCE OF THIS NOTE) AND THE MAKER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, EACH OF THE HOLDER (BY HIS ACCEPTANCE OF THIS NOTE) AND THE MAKER WAIVES (I) TRIAL BY JURY; (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

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IN WITNESS WHEREOF, the Maker executed this Note on the date first above written.

CANADIAN AMERICAN STANDARD HEMP INC.

By: ______________________________

Christopher J. Ryan, CFO

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